Annex A

Directors and Executive Officers of Minghao Group Limited

The name of the director of Minghao Group Limited and his principal occupation are set forth below.

Name	Position with Minghao Group Limited	Present Principal Occupation	Citizenship
Director(s):
Eric Li (Shufu Li)(1)	Director	Chairman of Geely Holding Group	Chinese
Executive Officer(s):
None

(1)       The business address of Eric Li is No. 1760 Jiangling Road, Binjiang District, Hangzhou, Zhejiang, China.

Directors and Executive Officers of Fu&Li Industrious Innovators Limited

The name of the director of Fu&Li Industrious Innovators Limited and his principal occupation are set forth below.

Name	Position with Fu&Li Industrious Innovators Limited	Present Principal Occupation	Citizenship
Director(s):
Eric Li (Shufu Li)(1)	Director	Chairman of Geely Holding Group	Chinese
Executive Officer(s):
None

(1)       The business address of Eric Li is No. 1760 Jiangling Road, Binjiang District, Hangzhou, Zhejiang, China.

Directors and Executive Officers of Geely Investment Holding Ltd.

The name of the director of Geely Investment Holding Ltd. and his principal occupation are set forth below.

Name	Position with Geely Investment Holding Ltd.	Present Principal Occupation	Citizenship
Director(s):
Zhang Quan(1)	Director	Vice President and Chief Financial Officer of Geely Holding Group	Chinese
Executive Officer(s):
None

(1)       The business address of Zhang Quan is No. 1760 Jiangling Road, Binjiang District, Hangzhou, Zhejiang, China.